UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418

SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events

On September 21, 2017 the company finalized and closed on an agreement to acquire an additional 32,000 square feet of cannabis grow space which includes a 2 ½ year lease with two 5-year renewal options. Initially the Company agreed to acquire an additional six thousand square feet that is within a few yards of our existing facility. These six thousand square feet was a small part of a 32,000 square foot facility. The Company has acquired the entire 32,000 square feet from the original occupants. All of it will be used for grow space. The Company will take possession of the space on October 1, 2017. Once the new space is fully developed, these two facilities combined will encompass 54,000 square feet, 42,000 of which will be strictly grow space and the remaining 12,000 will be used strictly for admin, drying, curing and trimming.

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SIGNATURE

Sunset Island Group

Dated: September 22, 2017	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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